UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2016, Ann Wallin tendered her resignation as Vice President and Chief Accounting Officer of Equity LifeStyle Properties, Inc. (the “Company”) in order to pursue an opportunity at a different company. We anticipate that Ms. Wallin will remain our employee until October 21, 2016. Her resignation was not the result of any disagreement between her and us regarding our accounting operations, policies or practices.

Immediately following Ms. Wallin’s tender of resignation, Paul Seavey, our Executive Vice President, Chief Financial Officer and Treasurer, assumed the responsibilities of principal accounting officer. Mr. Seavey’s biographical data is incorporated herein by reference as set forth in our proxy statement filed on March 22, 2016. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Seavey and any of the Company’s directors or executive officers. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Seavey and the Company that would be required to be reported.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By: /s/ Paul Seavey
Paul Seavey
Executive Vice President,
Chief Financial Officer and Treasurer

Date: September 30, 2016